Exhibit (q)(5)(b)


                                POWER OF ATTORNEY

     The undersigned officer of Greater China Growth Portfolio, a New York trust, hereby constitutes and appoints Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney to sign for me, in my name in the capacity indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Growth Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

        Signature                       Title                         Date
        ---------                       -----                         ----

/s/ William J. Austin, Jr.    Treasurer and Principal           December 4, 2002
--------------------------    Financial and Accounting
William J. Austin, Jr.        Officer